CONSENT OF L.L. BRADFORD & COMPANY INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

     We hereby consent to the incorporation by reference on Form S-8 of our report dated July 15,

     2014 relating to the consolidated financial statements, which appears in the Annual Report to

     Shareholders, which is incorporated by reference in this Annual Report on Form 10-K.

     /s/ L.L. Bradford & Company, LLC

     Las Vegas, Nevada

     August 19, 2014

702-735-5030 ● 8880 West Sunset Road, Third Floor, Las Vegas NV 89148  ● 543 Country Club Drive, Suite B-308, Simi Valley CA 93065 ●  www.llbradford.com